                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



               Date of Report (Date of Earliest Event Reported):
                      JANUARY 7, 1999 (DECEMBER 30, 1998)


                              COMFORCE CORPORATION
                            COMFORCE OPERATING, INC.
          -----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
          -----------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


COMFORCE CORPORATION:       1-6081       COMFORCE CORPORATION:       36-23262248
COMFORCE OPERATING, INC.:  333-43341     COMFORCE OPERATING, INC.:  11-3407855
------------------------------------     ---------------------------------------
   (Commission File Number)                (I.R.S. Employer Identification No.)


415 CROSSWAYS PARK DRIVE, P.O. BOX 9006, WOODBURY, NEW YORK                11797
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)               (Zip Code)



Registrant's Telephone Number, Including Area Code:      (516) 437-3300





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ITEM 5.  OTHER EVENTS

     On December 30, 1998, COMFORCE Corporation (the "Company") announced that Richard Barber and Glen Miller had retired from the Company's Board of Directors. Seven persons now serve on the Board, including five outside directors. The seven directors are John C. Fanning, Chairman, Harry Maccarrone, Gordon Robinett and Daniel Raynor, who joined the Board in September 1998, and Keith Goldberg, Michael D. Madden and Marc Werner, who were re-elected to the Board at the Company's annual meeting in June 1998. The Company also announced that it has no immediate plans to replace the two directors who retired.

     In addition, the Company announced that the three founding members of the Company, James L. Paterek, Christopher P. Franco and Michael Ferrentino, who, in September 1998, had resigned their positions with the Company as Chairman, Chief Executive Officer and President, respectively, had decided to terminate their affiliation with the Company to pursue other business interests effective December 31, 1998. The founders expect to remain available to assist the Company on an as-needed basis.


                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 COMFORCE CORPORATION
                                 (Registrant)

                                 By  /S/ ANDREW REIBEN
                                     -----------------
                                     Andrew Reiben, Vice President of Finance

                                 COMFORCE OPERATING, INC.
                                 (Registrant)

                                 By  /S/ ANDREW REIBEN
                                     -----------------
                                     Andrew Reiben, Vice President of Finance

Dated: January 7, 1999

                                       2.